CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of
Additional Information constituting parts of this Post-Effective Amendment No. 75 to the registration statement on Form N-1A (the “Registration Statement”) of our reports dated
March 12, 2012, relating to the financial statements and financial highlights appearing in the
January 31, 2012 Annual Reports to Shareholders of Vanguard Dividend Appreciation Index Fund,
Vanguard Dividend Growth Fund, Vanguard Energy Fund, Vanguard Health Care Fund, Vanguard
Precious Metals and Mining Fund, and Vanguard REIT Index Fund (comprising Vanguard
Specialized Funds), which reports are also incorporated by reference into the Registration
Statement. We also consent to the references to us under the heading “Financial Highlights” in the
Prospectuses and under the headings “Financial Statements” and “Service Providers—
Independent Registered Public Accounting Firm” in the Statement of Additional Information.

PricewaterhouseCoopers LLP
Philadelphia, PA
May 25, 2012